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FIRST UNION REAL ESTATE INVESTMENTS
--------------------------------------------------------------------------------

AT THE COMPANY                                   IN CLEVELAND, OHIO
--------------                                   ------------------
Thomas T. Kmiecik                                Stanley L. Ulchaker
Senior Vice President and Treasurer              Edward Howard & Co.
(216) 781-4030                                   (216) 781-2400

FOR IMMEDIATE RELEASE

                 FIRST UNION COMPLETES TWO PARKING ACQUISITIONS
                 ----------------------------------------------

CLEVELAND, OHIO, FEBRUARY 24, 1998 - FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) today announced it has completed the previously reported acquisition of parking properties in Richmond, Virginia, and Cleveland, Ohio.

The Richmond property is the 800-car Richmond Centre Garage located at the intersection of Fifth and Marshall streets adjacent to the Richmond Convention Centre in the midst of Richmond's downtown business district. The acquisition price was $9.1 million.

The garage was constructed in 1984 as an integral part of the comprehensive, mixed-use commercial development known as Project One. In addition to the convention facility, Project One includes a 400-room Marriott Hotel and an urban retail complex known as the Sixth Street Marketplace. The multi-level parking garage was constructed to allow customers to enter directly into the Marriott and the Convention Centre via two pedestrian bridges. There are plans to significantly expand the Richmond Convention Centre in the near future. The garage itself is expandable to 1,200 stalls.

The Cleveland property is located in the downtown area adjacent to the Trust's corporate headquarters. The Trust plans to demolish an old building currently on the site and replace it with a 500-car parking structure that includes approximately 20,000 square feet of retail space.

The garage will serve the overflow demand from an adjacent garage owned by the Trust that is at full capacity every weekday. The property is situated directly across from Cleveland's Justice Center courthouse complex, which has a shortage of parking. Preliminary discussions with the City indicate that it is interested in having a pedestrian skyway connect the proposed garage to the complex. The property will also benefit from the parking demand at the new Cleveland Browns football stadium, scheduled for completion in 1999. The acquisition price was $3.3 million.

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"We continue to move aggressively in executing our ambitious growth program,"
said James C. Mastandrea, chairman and chief executive officer. "With these two acquisitions we have now completed the purchase of $58.8 million of parking properties. Our parking pipeline has more than $80 million in properties under commitment, offers pending on another $175.2 million, and an additional $500 million under evaluation for acquisition."

First Union Real Estate Investments is a stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the NYSE.

                                      # # #

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the annual report filed by the company with the SEC on Form 10K.